SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2003

Date of report (Date of earliest event reported)

SCHMITT INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Oregon	0-23996	93-1151989
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)

2765 N.W. Nicolai Street
Portland, Oregon 97210
(Address of Principal Executive Offices) (Zip Code)

(503) 227-7908
(Registrant’s Telephone Number,
Including Area Code)

Former Name or Former Address, if Changed Since Last Report: N/A

Item 4.           Changes in Registrant’s Certifying Accountant.

PricewaterhouseCoopers LLP, which was previously engaged as the principal accountant to audit the registrant’s financial statements, was dismissed on May 30, 2003.

PricewaterhouseCoopers LLP’s reports on the financial statements for each of the fiscal years ended May 31, 2001 and May 31, 2002 do not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In connection with its audits of the registrant’s fiscal years ended May 31, 2001 and May 31, 2002 and through May 30, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the May 31, 2001 and 2002 financial statements.

The registrant has not yet finalized the engagement of a new principal accounting firm.

The decision to dismiss PricewaterhouseCoopers LLP was approved by the audit committee of the Board of Directors of the registrant.

Item 7.           Financial Statement and Exhibits.

(c)                                  Exhibits

Exhibit 16 – Letter re: change in certifying accountant from PricewaterhouseCoopers LLP to the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

Date: June 4, 2003	/s/ Wayne A. Case
Wayne A. Case
President and Chief Executive Officer

/s/ Robert C. Thompson
Robert C. Thompson
Chief Financial Officer